                                                                    Exhibit 23.1

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

        We hereby consent to the use in this Form S-8 Registration Statement as amended, of uWink, Inc. of our report dated March 7, 2006, relating to the consolidated financial statements of uWink, Inc. as of and for the year ended December 31, 2005 and December 31, 2004 which is incorporated by reference into such Form S-8.


KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
--------------------------
Dated: November 16, 2006